SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER This Second Amendment (this “Amendment”) to the Merger Agreement (defined below) is made as of May 21, 2013 by and among: Sprint Nextel Corporation, a Kansas corporation (“Sprint”), Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Sprint (“Acquisition Corp.”), and Clearwire Corporation, a Delaware corporation (the “Company”, and together with Sprint and Acquisition Corp., the “Parties”). Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Merger Agreement. RECITALS WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated as of December 17, 2012, as amended by the First Amendment to Agreement and Plan of Merger, dated as of April 18, 2013 (such agreement as so amended, the “Merger Agreement”); and WHEREAS, the Parties desire to amend the Merger Agreement to amend the definition of “Merger Consideration” therein and to provide for a delay of the Company Stockholders’ Meeting. NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: 1. AMENDMENT TO MERGER AGREEMENT 1.1. Amendment to Paragraph B of the Recitals of the Merger Agreement. Paragraph B of the Recitals of the Merger Agreement is hereby amended by deleting “$2.97” therein and substituting therefor “$3.40”. 1.2. Amendment to Section 4.3(a) of the Merger Agreement. Section 4.3(a) of the Merger Agreement is hereby amended by deleting the second sentence thereof and substituting therefor the following: “The Company Stockholders’ Meeting was convened on May 21, 2013 and was immediately adjourned to May 31, 2013. The Company Stockholders’ Meeting will be held on May 31, 2013 subject to any reasonable delay (but not longer than 10 days per event), including to the extent required by the need to supplement or amend the Proxy Statement or as may be required by Law or regulatory or judicial process.” 1.3. Additional Representations of the Company. The Company hereby represents and warrants to the Sprint Parties as follows: (a) The Company has all requisite corporate power and authority to enter into this Amendment and, subject to the adoption of the Merger Agreement by the Required Company Stockholder Vote, to carry out its obligations under the Merger Agreement (as

2 amended by this Amendment) and to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment). (b) The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by the Merger Agreement (as amended by this Amendment) have been duly authorized by all requisite corporate action on the part of the Company (other than obtaining the Required Company Stockholder Vote and filing of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL). The execution and delivery of this Amendment by the Company and the consummation by the Company of the transactions contemplated by this Amendment have been duly authorized by all requisite corporate action on the part of the Company required under the Company Equityholders’ Agreement. (c) This Amendment has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Amendment by each Sprint Party, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exceptions. 1.4. Additional Representations of the Sprint Parties. The Sprint Parties hereby represent and warrant to the Company as follows: (a) Each Sprint Party has all requisite corporate power and authority to enter into this Amendment, to perform its obligations under this Amendment and to consummate the transactions contemplated by the Merger Agreement (as amended by this Amendment). (b) The execution and delivery of this Amendment by each Sprint Party and the consummation by each Sprint Party of the transactions contemplated by the Merger Agreement (as amended by this Amendment) have been duly authorized by all requisite corporate action on the part of each Sprint Party. (c) This Amendment has been duly executed and delivered by each Sprint Party and, assuming the due authorization, execution and delivery of this Amendment by the Company, constitutes the valid and binding obligation of each Sprint Party, enforceable against each Sprint Party in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exceptions. 1.5. Supplemental Proxy Materials; Schedule 13E-3 Amendment. (a) Promptly following the execution of this Amendment, the Company shall prepare and disseminate a supplement to the Proxy Statement reflecting the increased Merger Consideration and the adjournment of the Company Stockholders’ Meeting and, without limiting Section 4.3 of the Merger Agreement, reaffirming the recommendation of the Company’s Board of Directors (acting upon the recommendation of the Special Committee) to the Company’s stockholders that such stockholders vote “FOR” each of the proposals set forth in the Proxy Statement.

3 (b) The Parties shall prepare and file, in connection with the supplement to the Proxy Statement, an amendment to the Schedule 13E-3 reflecting this Amendment and the supplement to the Proxy Statement. 2. GENERAL 2.1. Full Force and Effect. Except to the extent specifically amended herein or supplemented hereby, the Merger Agreement remains in full force and effect. 2.2. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature page to the Second Amendment to the Merger Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above. SPRINT NEXTEL CORPORATION By: /s/ Charles Wunsch Name: Charles Wunsch Title: General Counsel, SVP and Corp. Sec. COLLIE ACQUISITION CORP. By: /s/ Charles Wunsch Name: Charles Wunsch Title: President CLEARWIRE CORPORATION By:/s/ Erik Prusch Name: Erik Prusch Title: President & Chief Executive Officer